Exhibit 99.1

FOR FURTHER INFORMATION CONTACT: Deborah S. Lorenz Vice President, Investor Relations and Corporate Communications Lipid Sciences, Inc. 925-249-4031 dlorenz@lipidsciences.com

FOR IMMEDIATE RELEASE:
February 12, 2007

TWO PRE-EMINENT CARDIOVASCULAR DISEASE CLINICAL RESEARCHERS JOIN THE SCIENTIFIC AVISORY BOARD OF LIPID SCIENCES, INC.

Doctors Barter and Kastelein - New Members of Team Headed by
Dr. H. Bryan Brewer, Jr., Chief Scientific Director

PLEASANTON, Calif., February 12, 2007 — Lipid Sciences, Inc. (Nasdaq:LIPD) announced today that Dr. Philip Barter and Dr. John Kastelein, two pre-eminent researchers and clinical trial experts in the field of lipids and lipoproteins, have joined the Company’s Scientific Advisory Board.  They now become part of a team headed by Dr. H. Bryan Brewer, an internationally-recognized lipid metabolism expert.  Dr. Brewer is the architect of Lipid Sciences’ HDL Therapy platform (HDL Selective Delipidation and HDL mimetic peptides) designed to develop potential treatments to reverse atherosclerotic plaque in the coronary arteries.  If left untreated, these plaques are highly vulnerable to rupture which can lead to a heart attack or stroke.

Dr. Barter is currently the Director of the Heart Research Institute (Sydney, Australia) and Professor of Medicine at the University of Sydney.  He is a member of the Board of Directors of the International Task Force for the Prevention of Coronary Heart Disease and a Member of the Executive Board of the International Atherosclerosis Society.  Dr. Barter was also Chairman of the steering committee of ILLUMINATE, an international, multi-center morbidity and mortality endpoint trial of the effects of the CETP (cholesterol ester transfer protein) inhibitor, torcetrapib.

Dr. Kastelein is Professor of Medicine and Chairman of the Department of Vascular Medicine at the Academic Medical Centre (AMC) of the University of Amsterdam, where he holds the Strategic Chair of Genetics of Cardiovascular Disease.  He is also the Director of the Atherosclerosis Research Group.  Dr. Kastelein is an internationally-recognized expert on the diagnosis and treatment of lipid and lipoprotein disorders and conducts research in the area of molecular biology of cholesterol transport.  He serves on a number of executive and steering committees of lipid-lowering intervention trials, including the IDEAL, TNT, CAPTIVATE, ENHANCE, and RADIANCE and ILLUMINATE.

H. Bryan Brewer, M.D., Lipid Sciences’ Chief Scientific Director, commented, “With the recent setback in the clinical trial of the CETP inhibitor, Torcetrapib, the field of HDL Therapy is now wide open for novel solutions to address the significant unmet clinical need in the treatment of cardiovascular disease.  Lipid Sciences is well positioned to respond to this potential opportunity with the development of two new therapeutic tools for the cardiology community — a medical device and an HDL Mimetic Peptide — both intended to enhance the reverse cholesterol transport process with the goal of plaque regression in the coronary arteries.”

Dr. Brewer continued, “As Lipid Sciences’ HDL Therapy Development Programs move beyond basic science and into the clinic, the broad clinical trial expertise of Drs. Kastelein and Barter will bring great value to the Company at this critical time.”

Lipid Sciences’ HDL Selective Delipidation technology is a radical approach to treating heart disease by making good cholesterol even better.  It is a systemic treatment designed to change the composition of the patient’s own HDL and to prevent the rupture of vulnerable plaque to stop the patient’s next heart attack or stroke. The Company is currently conducting a “first in man” clinical trial and to date has enrolled and treated 12 patients with without any observed safety issues.   The Company has also begun work on the next generation of HDL therapy, an HDL Mimetic Peptide program.  The target market for this therapy is also the acute coronary syndrome patient.  This synthetic “HDL in a bottle” enhances the body’s naturally-occurring reverse cholesterol transport process.  It mimics the biological activity of HDL to regress plaque and reduce inflammation.  Lipid Sciences’ HDL Mimetic Peptide is designed for cost-effective delivery as an infusion therapy.

About the Drs. Kastelein and Barter

John J. P. Kastelein, MD., PhD. is Professor of Medicine and Chairman of the Department of Vascular Medicine at the Academic Medical Centre (AMC) of the University of Amsterdam, where he holds the Strategic Chair of Genetics of Cardiovascular Disease and is the Director of the Atherosclerosis Research Group.  He is the president of the Dutch Atherosclerosis Society as well as the National Scientific Committee on Familial Hypercholesterolemia.

He is an internationally recognized expert on the diagnosis and treatment of lipid and lipoprotein disorders, in particular, familial hypercholesterolemia, and research in the area of molecular biology of cholesterol transport.

He is a member of the Royal Dutch Society for Medicine and Physics, the Council for Basic Sciences of the American Heart Association, and the European Atherosclerosis Society.  He is also a board member of the International Task Force for CHID Prevention.

He has published over 300 research papers in peer-reviewed journals including: Nature, Genetics, Lancet, New England Journal of Medicine, JAMA, and Circulation, and was awarded an Established Investigatorship of the Dutch Heart Foundation.  He also serve on a number of executive and steering committees of lipid-lowering intervention trials, including the IDEAL, TNT, CAPTIVATE, ENHANCE, and torcetrapib imaging and morbidity and mortality studies.

Dr. Kastelein received his medical degree from the University of Amsterdam in 1980 and was subsequently trained in internal medicine at the Academic Medical Center of the University of Amsterdam.  Dr. Kastelein was also trained in lipidology and molecular biology at the University of British Columbia, Vancouver.  He is the founder of the Lipid Research Clinic at the Academy Medical Center in Amsterdam.  Dr. Kastelein has set up a foundation for the active identification of patients with classical Familial Hypercholesterolemia in the Netherlands, of which he holds the Medical Directorship.

Philip J. Barter, MBBS, PhD, MRACP, FRAC is currently the Director of The Heart Research Institute (Sydney, Australia) and Professor of Medicine at the University of Sydney, and is a fellow of the Royal Australasian College of Physicians.  He is a member of the Board of Directors of the International Task Force for Prevention of Coronary Heart Disease and a Member of the Executive Board of the International Atherosclerosis Society, and Chairman of the Metabolic Syndrome Institute.

His research areas include plasma lipids and lipoproteins, specifically high density lipoproteins, the factors that regulate them, and the mechanism by which they protect against cardiovascular disease.  His clinical research involves participation in clinical trials of lipid-lowering agents.  He is a member of the steering committees of the FIELD and TNT Studies measuring the effects of lipid lowering, and was Chairman of the steering committee of ILLUMINATE, an international multi-center morbidity and mortality endpoint trial of the effects of the CETP (cholesterol ester transfer protein) inhibitor, torcetrapib.

He has published more than 200 research papers on plasma lipids and lipoproteins, their metabolism, regulation, function, and relationship to atherosclerosis.

He graduated with a degree in medicine from the University of Adelaide, and received his PhD from the Australian National University.

Lipid Sciences, Inc. is a development-stage biotechnology company engaged in the research and development of products and processes intended to treat major medical indications, in which lipids, or fat components, play a key role.  The Company’s HDL Therapy platform (HDL Selective Delipidation and HDL mimetic peptides) is aimed at developing treatments for the reversal of atherosclerosis, a systemic disease of the blood vessels caused by the build-up of cholesterol-filled plaques in the vascular system and, most critically, in the coronary arteries. Regression of such plaques may have a major impact on reducing the risk of acute coronary events.  The Company’s Viral Immunotherapy platform is focused on the removal of the lipid coatings from lipid-enveloped viruses and other lipid-containing infectious agents by application of Lipid Sciences’ proprietary delipidation technology.  The Company believes that removing the virus’ protective lipid coating enhances the processing and presentation of viral proteins to stimulate the body’s immune system to effectively fight the disease.  Conditions that could potentially be impacted by this technology include HIV, Hepatitis B and Hepatitis C, West Nile, SARS, influenza, and a broad range of animal health applications.

Forward-Looking Statements:  This release contains forward-looking statements concerning plans, objectives, goals, strategies, study results, anticipations, expectations, future events or performance as well as all other statements that are not statements of historical fact.  The forward-looking statements contained in this release reflect our current beliefs and expectations on the date of this release.  Actual results, performance or outcomes may differ materially from what is expressed in the forward-looking statements.  Readers are referred to the documents filed by us with the SEC, specifically the most recent reports on Form 10-K and Form 10-Q which identify important risk factors that could cause actual results to differ from those contained in the forward-looking statements.  In addition to those risk factors, other factors that could cause actual results to differ materially include the following:  Our inability to obtain adequate funds; the significant losses we have incurred to date, and our expectation that we will incur substantial losses in the future; the failure of our technology to prove safe or effective; our inability to obtain regulatory approval for our technology, which is only in the clinical development stage; delay or failure to complete clinical studies; our dependence on our license agreement with Aruba International B.V.; our reliance on collaborations with strategic partners and consultants; competition in our industry, including the development of new products by others that may provide alternative or better therapies; failure to secure and enforce our intellectual property rights; risks associated with use of biological and hazardous materials; acceptance of our potential products by healthcare providers and patients; our exposure to product liability claims; and our dependence on key personnel.

This release should be read in conjunction with the consolidated financial statements and notes thereto included in our most recent reports on Form 10-K and Form 10-Q.  Copies are available through the SEC’s Electronic Data Gathering Analysis and Retrieval system (EDGAR) at www.sec.gov.  Lipid Sciences assumes no obligation to update the forward-looking statements included in this document.

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